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                         ACHILLION PHARMACEUTICALS, INC.

                          Waiver of Registration Rights

     Reference is hereby made to that certain Second Amended and Restated Investor Rights Agreement (the "Agreement"), dated as of November 17, 2005 by and among Achillion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred and Series C-2 Preferred (collectively, the "Holders").

     All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

     WHEREAS, the Company is preparing to make an underwritten initial public offering of shares of its Common Stock (the "Offering"); and

     WHEREAS, pursuant to Section 5 of the Agreement, the Holders have registration rights in connection with the Offering.

     NOW, THEREFORE, in consideration of the foregoing:

     Pursuant to Section 5 of the Agreement, the Company and the undersigned (i) holders of at least two-thirds of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred, Series B Preferred and Series C-1 Preferred, voting together as a single class and (ii) holders of at least sixty-six and two-thirds percent of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred and Series C-2 Preferred, voting together as a single class, hereby waive all rights granted under Section 5 of the Agreement with respect to the Offering. Each of the undersigned hereby further agrees that this waiver constitutes notice pursuant to Section 5 of the Agreement and further waives any notice or other procedural rights provided in the Agreement with respect to the Offering.

     This waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     If the Company does not consummate the Offering by May 31, 2007, this waiver will become null and void.

     This wavier shall be governed by and construed under the laws of the State of Delaware.

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        THE COMPANY'S INTENTION TO MAKE AN INITIAL PUBLIC OFFERING OF ITS
         COMMON STOCK HAS NOT BEEN ANNOUNCED TO THE PUBLIC. ACCORDINGLY,
              THIS INFORMATION MUST BE KEPT STRICTLY CONFIDENTIAL.

                                        Advent Healthcare and Life Sciences II
                                        Limited Partnership
                                        By: Advent International Limited
                                            Partnership, General Partner
                                        By: Advent International Corporation,
                                            General Partner
Date: October 10, 2006                  By: Jason S. Fisherman, Senior Vice
                                            President*

                                        Advent Healthcare and Life Sciences II
                                        Beteiligung GmbH & Co. KG
                                        By: Advent International Limited
                                            Partnership, Managing Limited
                                            Partner
                                        By: Advent International Corporation,
                                            General Partner
                                        By: Jason S. Fisherman, Senior Vice
                                            President*

                                        Advent Partners HLS II Limited
                                        Partnership
                                        Advent Partners Limited Partnership
                                        By: Advent International Corporation,
                                            General Partner
                                        By: Jason S. Fisherman, Senior Vice
                                            President*

                                        Advent International Corporation
                                        By: Jason S. Fisherman, Senior Vice
                                            President*

                                        *For all of the above:


                                        /s/ Jason S. Fisherman
                                        ----------------------------------------
                                        Jason S. Fisherman, Senior Vice
                                        President

                                        Address: 75 State Street
                                                 Boston, MA 02109

                 Signature Page to Waiver of Registration Rights